UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2029 Century Park E, Suite 1130, Los Angeles, California 90067
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (310) 461-3600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On June 6, 2007, Auriga Laboratories, Inc., a Delaware corporation (the “Company”) entered into a Licensing and Distribution Agreement (“Licensing Agreement “) with Laboratoires Carilène S.A.S a corporation existing under the laws of France, (“Supplier”). Under the terms of the License Agreement, Supplier has granted to the Company an exclusive license in the United States to sell, market, distribute, sublicense and exploit the lotion and shampoo products which incorporate Supplier’s Silicium 44 ingredient (“Products”). Supplier will provide, and the Company will purchase from Supplier, all of the Company’s needs for the Products. The Company will pay nonrefundable premiums totaling $1.5 million, as follows: $250,000 upon commercial launch of the Products in the United States, $500,000 within 90 days after commercial launch, and $750,000 upon the earlier of twelve months after the commercial launch of the Product or at the time that the Company achieves $5,000,000 of net sales in the first year. The Company will pay royalties equal to five percent (5%) on net sales.
Section 8 — Other Events
Item 8.01 — Other Events.
A copy of the press release announcing the entry by the Company into the Licensing Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable
(b) Pro Forma Financial Information.
Not applicable
(c) Shell Company Transactions.
Not Applicable
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 7, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2007	AURIGA LABORATORIES, INC.
	By:	/s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 7, 2007

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